Exhibit 99.1
Roblox Reports First Quarter 2024 Financial Results
Strong net cash and cash equivalents provided by operating activities up 37% year-over-year and record free cash flow1 up 133% year-over-year
SAN MATEO, Calif., May 9, 2024 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its first quarter 2024 financial and operational results and issued its second quarter and updated full year 2024 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
First Quarter 2024 Financial, Operational, and Liquidity Highlights
•Revenue was $801.3 million, up 22% year-over-year.
•Bookings1 were $923.8 million, up 19% year-over-year.
•Net loss attributable to common stockholders was $270.6 million, while consolidated net loss was $271.9 million.
•Adjusted EBITDA1 was $(6.9) million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $127.6 million and $(32.9) million, respectively.
•Net cash and cash equivalents provided by operating activities was $238.9 million, up 37% year-over-year, while free cash flow1 was $191.1 million, up 133% year-over-year.
•Average Daily Active Users (“DAUs”) were 77.7 million, up 17% year-over-year.
•Average monthly unique payers were 15.6 million, up 13% year-over-year, and average bookings per monthly unique payer was $19.68, up 6% year-over-year.
•Hours engaged (“Hours”) were 16.7 billion, up 15% year-over-year.
•Average bookings per DAU was $11.89, up 2% year-over-year.
•Net liquidity2 was $2.5 billion.
“Our teams have been hard at work identifying opportunities to drive DAUs, Hours, and bookings growth rates back to 20% year-over-year. We began experimenting with changes in our AI-driven discovery algorithm and the positioning of various content types on the Homepage. We reintroduced platform-wide events like The Hunt: First Edition. And, we continued to improve the quality and performance of our app and experiences. Based on results since the middle of April, we believe that these steps are yielding positive results,” said David Baszucki, founder and CEO of Roblox.
“We are operating more efficiently. Over the past three quarters we have reduced certain infrastructure and trust and safety expenditures, and we have reduced the growth rate of personnel costs (excluding stock-based compensation expense) by holding headcount flat. Capital expenditures are down nearly 50% in Q1 2024 compared to last year. As a result, this past quarter we produced record amounts of operating and free cash flow,” said Michael Guthrie, chief financial officer of Roblox.
“Finally, we will no longer refer to Covenant Adjusted EBITDA in our shareholder letters and earnings press releases though we will calculate it in the liquidity sections of our Forms 10-Q and 10-K. We will continue to report and guide to Adjusted EBITDA which excludes adjustments for the change in deferred revenue and deferred cost of revenue. We will also report and guide to the changes in deferred revenue and deferred cost of revenue,” Guthrie continued.

1 Bookings, Adjusted EBITDA, and free cash flow are non-GAAP financial measures that we believe are useful in evaluating our performance and are presented for supplemental information purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. For further information, please refer to definitions and reconciliations provided below and our annual and quarterly SEC filings.
2 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less long-term debt, net.

Forward Looking Guidance3
Roblox provides its second quarter and updated full year 2024 GAAP and non-GAAP guidance:
Second Quarter 2024 Guidance
•Revenue between $855 million and $880 million.
•Bookings between $870 million and $900 million.
•Consolidated net loss between $(267) million and $(265) million.
•Adjusted EBITDA between $36 million and $38 million, which excludes adjustments for:
◦Increase in deferred revenue between $18 million and $23 million.
◦Increase in deferred cost of revenue between $(7) million and $(9) million.
◦The total of these changes in deferrals between $11 million and $14 million.
•Net cash and cash equivalents provided by operating activities between $61 million and $68 million.
•Capital expenditures and purchases of intangible assets of approximately $(45) million.
•Free cash flow between $16 million and $23 million.
Updated Full Year 2024 Guidance
•Revenue between $3,450 million and $3,525 million.
•Bookings between $4,000 million and $4,100 million.
•Consolidated net loss between $(1,096) million and $(1,044) million.
•Adjusted EBITDA between $95 million and $147 million, which excludes adjustments for:
◦Increase in deferred revenue between $568 million and $593 million.
◦Increase in deferred cost of revenue between $(133) million and $(140) million.
◦The total of these changes in deferrals between $435 million and $453 million.
•Net cash and cash equivalents provided by operating activities between $530 million and $600 million.
•Capital expenditures and purchases of intangible assets of approximately $(180) million.
•Free cash flow between $350 million and $420 million.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its first quarter 2024 results on Thursday, May 9, 2024 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.
3 Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months, which is reflected in our second quarter and updated full year 2024 GAAP and non-GAAP guidance. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the April 1, 2024 change in estimated average lifetime of a payer will result in an increase in revenue and cost of revenue of $58.9 million and $12.4 million, respectively, during the second quarter of 2024 and an increase in revenue and cost of revenue of $98.0 million and $20.4 million, respectively, during the full year 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our efforts to improve the Roblox Platform, our immersive and video advertising efforts, including our ads manager and independent measurement partnerships, our efforts regarding content curation, live operations and platform-wide events, our efforts regarding real-world shopping, the use of artificial intelligence (“AI”) on our platform,, our economy and product efforts related to creator earnings and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business, disclosures and future growth rates, benefits from agreements with third-party cloud providers, disclosures about our infrastructure efficiency initiatives, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for second quarter and full year 2024, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$866,414	$678,466
Short-term investments	1,543,819	1,514,808
Accounts receivable—net of allowances	331,677	505,769
Prepaid expenses and other current assets	88,537	74,549
Deferred cost of revenue, current portion	525,570	501,821
Total current assets	3,356,017	3,275,413
Long-term investments	1,059,246	1,043,399
Property and equipment—net	691,292	695,360
Operating lease right-of-use assets	715,501	665,107
Deferred cost of revenue, long-term	292,509	283,326
Intangible assets, net	47,938	53,060
Goodwill	141,956	142,129
Other assets	10,212	10,284
Total assets	$6,314,671	$6,168,078
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$49,078	$60,087
Accrued expenses and other current liabilities	273,649	271,121
Developer exchange liability	292,676	314,866
Deferred revenue—current portion	2,513,339	2,406,292
Total current liabilities	3,128,742	3,052,366
Deferred revenue—net of current portion	1,393,807	1,373,250
Operating lease liabilities	693,815	646,506
Long-term debt, net	1,005,338	1,005,000
Other long-term liabilities	30,282	22,330
Total liabilities	6,251,984	6,099,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of March 31, 2024 and December 31, 2023, 639,734 and 631,221 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; Class A common stock—4,935,000 shares authorized as of March 31, 2024 and December 31, 2023, 591,056 and 581,135 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; Class B common stock—65,000 shares authorized as of March 31, 2024 and December 31, 2023, 48,678 and 50,086 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively
	61	61
Additional paid-in capital	3,407,986	3,134,946
Accumulated other comprehensive income/(loss)	(5,589)	1,536
Accumulated deficit	(3,330,857)	(3,060,253)
Total Roblox Corporation Stockholders’ equity	71,601	76,290
Noncontrolling interests	(8,914)	(7,664)
Total Stockholders’ equity	62,687	68,626
Total Liabilities and Stockholders’ equity	$6,314,671	$6,168,078

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$801,300	$655,344
Cost and expenses:
Cost of revenue(1)	178,866	151,841
Developer exchange fees	202,405	182,440
Infrastructure and trust & safety	226,934	211,044
Research and development	362,065	275,537
General and administrative	97,824	97,574
Sales and marketing	35,534	26,755
Total cost and expenses	1,103,628	945,191
Loss from operations	(302,328)	(289,847)
Interest income	42,170	31,082
Interest expense	(10,363)	(10,012)
Other income/(expense), net	(346)	(440)
Loss before income taxes	(270,867)	(269,217)
Provision for/(benefit from) income taxes	1,053	731
Consolidated net loss	(271,920)	(269,948)
Net loss attributable to noncontrolling interests	(1,316)	(1,635)
Net loss attributable to common stockholders	$(270,604)	$(268,313)
Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(0.44)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	635,020	606,637
(1)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Consolidated net loss	$(271,920)	$(269,948)
Adjustments to reconcile net loss including noncontrolling interests to net cash and cash equivalents provided by operations:
Depreciation and amortization expense	53,741	47,412
Stock-based compensation expense	240,502	184,904
Operating lease non-cash expense	27,722	21,244
(Accretion)/amortization on marketable securities, net	(19,998)	(12,122)
Amortization of debt issuance costs	338	324
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	63	8,236
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	174,068	113,193
Prepaid expenses and other current assets	(15,310)	(8,359)
Deferred cost of revenue	(33,368)	(20,137)
Other assets	51	(2,158)
Accounts payable	(3,576)	18,307
Accrued expenses and other current liabilities	(9,221)	(17,004)
Developer exchange liability	(22,190)	(3,865)
Deferred revenue	129,184	123,783
Operating lease liabilities	(19,103)	(11,999)
Other long-term liabilities	7,963	1,970
Net cash and cash equivalents provided by operating activities	238,946	173,781
Cash flows from investing activities:
Acquisition of property and equipment	(46,680)	(91,359)
Purchases of intangible assets	(1,200)	(500)
Purchases of investments	(1,032,756)	(2,340,200)
Maturities of investments	873,820	—
Sales of investments	128,232	84,279
Net cash and cash equivalents used in investing activities	(78,584)	(2,347,780)
Cash flows from financing activities:
Proceeds from issuance of common stock	32,670	25,472
Payments related to business combination, after acquisition date	(4,450)	(750)
Net cash and cash equivalents provided by financing activities	28,220	24,722
Effect of exchange rate changes on cash and cash equivalents	(634)	(68)
Net increase/(decrease) in cash and cash equivalents	187,948	(2,149,345)
Cash and cash equivalents
Beginning of period	678,466	2,977,474
End of period	$866,414	$828,129

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, Adjusted EBITDA, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023
Reconciliation of revenue to bookings:
Revenue	$801,300	$655,344
Add (deduct):
Change in deferred revenue	127,604	123,783
Other	(5,147)	(5,308)
Bookings	$923,757	$773,819
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023

Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(271,920)	$(269,948)
Add (deduct):
Interest income	(42,170)	(31,082)
Interest expense	10,363	10,012
Other (income)/expense, net	346	440
Provision for/(benefit from) income taxes	1,053	731
Depreciation and amortization expense	53,741	47,412
Stock-based compensation expense	240,502	184,904
RTO severance charge(A)	1,182	—
Other non-cash charges(B)	—	6,988
Adjusted EBITDA	$(6,903)	$(50,543)
(A)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which requires a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
(B)Includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.
The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023

Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$238,946	$173,781
Deduct:
Acquisition of property and equipment	(46,680)	(91,359)
Purchases of intangible assets	(1,200)	(500)
Free cash flow	$191,066	$81,922

Forward Looking Guidance4: GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended June 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of revenue to bookings:
Revenue	$855,000	$880,000	$3,450,000	$3,525,000
Add (deduct):
Change in deferred revenue	18,000	23,000	568,000	593,000
Other	(3,000)	(3,000)	(18,000)	(18,000)
Bookings	$870,000	$900,000	$4,000,000	$4,100,000
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended June 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(267,000)	$(265,000)	$(1,096,000)	$(1,044,000)
Add (deduct):
Interest income	(38,000)	(38,000)	(160,000)	(160,000)
Interest expense	11,000	11,000	42,000	42,000
Provision for/(benefit from) income taxes	2,000	2,000	5,000	5,000
Depreciation and amortization expense	58,000	58,000	224,000	224,000
Stock-based compensation expense	270,000	270,000	1,080,000	1,080,000
Adjusted EBITDA	$36,000	$38,000	$95,000	$147,000
4 Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months, which is reflected in our second quarter and updated full year 2024 GAAP and non-GAAP guidance. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the April 1, 2024 change in estimated average lifetime of a payer will result in an increase in revenue and cost of revenue of $58.9 million and $12.4 million, respectively, during the second quarter of 2024 and an increase in revenue and cost of revenue of $98.0 million and $20.4 million, respectively, during the full year 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance
	Three Months Ended June 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High

Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$61,000	$68,000	$530,000	$600,000
Deduct:
Acquisition of property and equipment	(45,000)	(45,000)	(178,800)	(178,800)
Purchase of intangible assets	—	—	(1,200)	(1,200)
Free cash flow	$16,000	$23,000	$350,000	$420,000

About Roblox
Roblox is an immersive platform for connection and communication. Every day, millions of people come to Roblox to create, play, work, learn, and connect with each other in experiences built by our global community of creators. Our vision is to reimagine the way people come together– in a world that is safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2024 Roblox Corporation. All rights reserved.
Source: Roblox Corporation